SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 30, 2001





                               LECTEC CORPORATION
             (Exact name of registrant as specified in its charter)


           Minnesota                      0-16159                41-1301878
(State or other jurisdiction of   (Commission file number)    (I.R.S. Employer
         incorporation)                                      Identification No.)




               10701 Red Circle Drive, Minnetonka, Minnesota 55343
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (952) 933-2291

Item 2.  Acquisition or Disposition of Assets.

                  On April 30, 2001, LecTec Corporation ("LecTec") closed the transactions contemplated by an asset purchase agreement (the "Asset Purchase Agreement") with The Ludlow Company LP ("Ludlow") and Sherwood Services AG ("Sherwood"), both of which are wholly owned subsidiaries of Tyco International Ltd. Pursuant to the Asset Purchase Agreement, Ludlow and Sherwood purchased certain assets used by LecTec in its diagnostic electrode and electrically conductive adhesive hydrogel business. LecTec received $7,250,000 in cash at closing, subject to a post closing adjustment for changes in the net asset value of the purchased assets between the time of signing the Asset Purchase Agreement and the closing of the asset sale. The purchase price was determined through arms-length negotiations between LecTec and Ludlow.

                  The foregoing is a summary of certain terms and conditions and is not intended to be a complete description of the transaction. The press release filed as Exhibit 99 to this Form 8-K is hereby incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.

         (b)      Pro Forma Financial Information

                  The portion of LecTec's Definitive Proxy Statement on Schedule 14A under the heading "Unaudited Pro Forma Financial Statements" filed with the Securities and Exchange Commission on March 15, 2001 is hereby incorporated herein by reference.


         (c)      Exhibits

                  Exhibit    Description of Exhibit
                  -------    ----------------------

                      4 Asset Purchase Agreement, dated November 17, 2000 (as amended), among Ludlow, Sherwood and LecTec (incorporated by reference to LecTec's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 15,
                             2001)

                     99      Press release dated May 1, 2001

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 1, 2001



                                        LECTEC CORPORATION

                                         /s/Douglas J. Nesbit
                                        ----------------------------------------
                                        Douglas J. Nesbit
                                        Chief Financial Officer

                                  EXHIBIT INDEX


         Exhibit       Description of Exhibit
         -------       ----------------------


            4 Asset Purchase Agreement, dated November 17, 2000 (as amended), among Ludlow, Sherwood and LecTec (incorporated by reference to LecTec's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 15, 2001)

            99         Press release dated May 1, 2001